Item 77C
Morgan Stanley U.S. Government Money Market Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to achieve the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until several times, most recently to
January 11, 2007 to permit further solicitation of proxies.
The meeting was held on January 11, 2007 and the voting
results with respect to these proposals were as follows:

(1) Election of Trustees:

                                     For     Withhold  Absta   BNV*
                                                         in
Frank L.                           429,430,3 29,569,8   154,5      0
Bowman...................                 71       18      42
Kathleen A.                        429,437,9 29,562,2   154,5      0
Dennis....................                27       62      42
James F.                           429,127,6 29,872,5   154,5      0
Higgins.....................              30       59      42
Joseph J.                          429,313,2 29,686,9   154,5      0
Kearns.....................               35       54      42
Michael F.                         429,124,7 29,875,4   154,5      0
Klein......................               86       03      42
W. Allen                           428,597,8 30,402,3   154,5      0
Reed......................                20       69      42
Fergus                             428,847,6 30,152,5   154,5      0
Reid........................              49       40      42

(2) Elimination of certain fundamental investment
restrictions:

                                     For     Against   Abstain    BNV*
Elimination of the fundamental    408,182,4  30,291,6  20,573,6  106,9
policy restricting the Fund's            58        31        77     65
ability to pledge
assets....................
Elimination of the fundamental    406,333,4  30,930,9  21,783,3  106,9
policy restricting purchases of          14        86        65     65
securities on
margin.....................
Elimination of the fundamental    407,405,2  30,444,9  21,197,5  106,9
policy prohibiting investments           88        39        39     65
in oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental    409,294,0  29,143,7  20,609,9  106,9
policy regarding investments in          62        51        52     65
warrants........................
.....
Elimination of the fundamental    412,757,2  26,713,6  19,576,8  106,9
policy prohibiting the purchase          39        56        71     65
of common stocks and other
instruments........

(3) Modify certain fundamental investment restrictions for:

                                     For     Against   Abstain   BNV*
Modify fundamental policy         410,682,8  28,842,7  19,522,1  106,9
regarding borrowing money...             31        56        78     65
Modify fundamental policy         410,573,4  29,042,7  19,431,5  106,9
regarding loans..........                65        77        24     65
Modify fundamental policy         409,568,8  28,323,5  21,155,3  106,9
regarding investment in                  37        31        97     65
commodities, commodity contracts
and futures contracts........
Modify fundamental policy         411,765,6  27,084,7  20,197,3  106,9
regarding issuance of senior             97        05        64     65
securities.

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                     For     Against   Abstain   BNV*
Reclassification as non-          410,230,1  28,102,6  20,715,0  106,9
fundamental the fundamental              35        11        19     65
policy regarding the short sale
of securities.............
Reclassification as non-          411,436,3  27,078,4  20,532,9  106,9
fundamental the fundamental              91        50        24     65
policy prohibiting investments
in other investment
companies.....
Reclassification as non-          410,171,7  27,958,9  20,917,1  106,9
fundamental the fundamental              16        13        36     65
policy on the purchase or sale
of puts, calls, and combinations
thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.